Exhibit 10.15

AMENDMENT No. 1

to

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This AMENDMENT No. 1 (“Amendment”) to that certain AMENDED AND RESTATED MANAGEMENT AGREEMENT dated June 19, 2007 (the “Management Agreement”) by and between Excelsior LaSalle Property Fund, Inc. (the “Fund”) and Bank of America Capital Advisors, Inc. (the “Manager”).

WHEREAS, the Manager has informed the Board of Directors of the Fund (the “Board”) that it is currently reviewing various strategic alternatives relating to the Fund which may impact the structure of the Fund or its long term viability and that it expects to make a recommendation to the Board regarding these matters in the near future;

WHEREAS, the Manager and the Board agree that it would be appropriate for the Board to consider and act on any such recommendation before the Board is required, by the terms of the Management Agreement, to act to provide any notice required under the Management Agreement relating to its renewal after its Initial Term (as defined therein).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the sufficiency and receipt whereof are hereby acknowledged, the parties hereto agree as follows:

1. (a) Section 9 of the Management Agreement is hereby amended to provide that any notice required to be given by the Board relating to the possible non-renewal of the Management Agreement after its Initial Term (“Termination Notice”) shall be deemed to have been timely given if such notice is delivered to the Manager by June 30, 2010.

(i) If a Termination Notice is not provided by June 30, 2010, then the Initial Term shall be deemed to have ended on December 23, 2009 and the first Renewal Term shall be deemed to have commenced on December 24, 2009.

(ii) If a Termination Notice is provided by June 30, 2010, then the Initial Term shall be deemed to end on a date that is 180 days after receipt of such Termination Notice or such earlier date as the parties may mutually agree.

(b) Except as specifically provided above, the terms and provisions of the Management Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the 4th day of December, 2009.

EXCELSIOR LaSALLE PROPERTY FUND, INC.

By:	/s/ James D. Bowden
Name: James D. Bowden
Title: President

BANK OF AMERICA CAPITAL ADVISORS, INC.

By:	/s/ Steven L. Suss
Name: Steven L. Suss
Title: Senior Vice President